Exhibit 1(b)

[Form of Terms Agreement]

AB Svensk Exportkredit

(Swedish Export Credit Corporation)

Västra Trädgårdsgatan 11 B

P.O. Box 16368

S-103 27 Stockholm

TERMS AGREEMENT

[Date]

[Name[s] of Representative],

as Representative[s] of the Several Underwriters

Re:                               [Title of Underwritten Securities] (the “Underwritten Securities”) AB Svensk Exportkredit (Swedish Export Credit Corporation) (the “Company”)

Ladies and Gentlemen:

AB Svensk Exportkredit (Swedish Export Credit Corporation) (the “Company”) hereby agrees to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for which you are acting as Representative[s], and each of the Underwriters hereby agrees to purchase from the aggregate principal or face amount of the Underwritten Securities set forth opposite such Underwriter’s name on said Schedule I, at a purchase price of [insert currency and amount], all on the terms and conditions set forth in this Agreement and Annex A hereto (Underwriting, Agreement Basic Provisions), which are incorporated herein by reference.  The Underwritten Securities are described in the Prospectus dated [DATE], 2004 and the Prospectus Supplement dated [DATE], 2004, relating to the Underwritten Securities (collectively, the “Prospectus”).  Capitalized terms used and not defined herein shall have the meanings specified in the Prospectus.

Delivery of and payment for the Underwritten Securities shall be made on [insert date] at [10:00 a.m.], New York City time, which date and time may be postponed by agreement between the Representative[s] and the Company (such date and time of delivery and payment for the Underwritten Securities being herein called the “Closing Date”).  Delivery of the Underwritten Securities shall be made to [insert name of Representative or its agent] against payment by the Underwriters to the Company of the purchase price thereof in the manner described in Annex A hereto or in such other manner as the parties hereto shall agree.  [A single certificate] [[NUMBER] certificates] [A single Global Security] representing the Underwritten Securities shall be issued and registered [in such name as the Purchaser shall request] [in the name of The Depository Trust Company or its nominee].

[Insert any special terms relating to payment by the Underwriter or the Company of expenses or other amounts relating to the sale of the Underwritten Securities]

[Insert any other relevant procedures or conditions to settlement]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this Terms Agreement shall represent a binding agreement between the Underwriters and the Company.

AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)

By:
Name:
Title:

Accepted as of the date
first written above:

[NAME], as Representative[s] of the Several Underwriters

By:
Name:
Title:

Schedule I

Name of Underwriter	Underwriting Commitment

ANNEX A TO TERMS AGREEMENT DATED               ,

AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)

Debt Securities

UNDERWRITING AGREEMENT BASIC PROVISIONS

1.                                       Introduction.  The Company proposes to issue and sell certain of its debt securities, issuable under an indenture dated as of August 15, 1991, as amended by a supplemental indenture dated                 , 2004 (the “Indenture”), between the Company and J.P. Morgan Trust Company, National Association (as successor interest to The First National Bank of Chicago), as trustee (the “Trustee”), in one or more offerings on terms determined at the time of sale. The Underwritten Securities and the terms upon which they are to be purchased from the Company are described in a terms agreement (the “Terms Agreement”, to which these Underwriting Agreement Basic Provisions are attached as Annex A) entered into between the Company and the Representative, on behalf of the several Underwriters listed therein. The Terms Agreement, together with the provisions hereof incorporated therein by reference, is sometimes herein referred to as this “Agreement”.  Terms defined in the Terms Agreement, if any, are used herein as therein defined.

2.                                       Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)                                  A registration statement on Form F-3 with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the “Act”) and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, has been filed with the Commission and has become effective.  As used in this Agreement (i) “Registration Statement” means such registration statement (including all exhibits and documents incorporated therein by reference), as amended at the date of the Terms Agreement; (ii) “Base Prospectus” means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and (iii) “Prospectus” means the Base Prospectus, together with any amendments or supplements thereto (including in each case all documents incorporated therein by reference) specifically relating to the Underwritten Securities, as filed with the Commission pursuant to Rule 424(b) under the Act.  The Commission has not issued any order preventing or suspending the use of the Prospectus and, to the Company’s knowledge, no proceedings for such purpose are pending before or threatened by the Commission.

(b)                            The documents, if any, incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act, the Rules and Regulations, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission thereunder, as applicable, and none of such documents, as of their respective effective or filing dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will comply as to form in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder, as applicable, and will not, as of their respective effective or filing dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall apply only to documents so filed and incorporated by reference during such period following the date of the Terms Agreement as, in the opinion of counsel to the Underwriters, a prospectus is required by law to be delivered (such period being hereinafter sometimes referred to as the “prospectus delivery period”); and provided, further, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company through the Representative by or on behalf of any Underwriter expressly for use in the preparation of the Prospectus.

(c)                             The Registration Statement and any amendment thereof, as of their respective effective dates, and the Prospectus and any amendment thereof or supplement thereto, as of their respective issue dates, complied or will comply as to form in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); and neither the Registration Statement nor any amendment thereof, as of their respective effective dates, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment thereof or supplement thereto does not and will not, as of their respective issue dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall apply only to amendments or supplements filed or made during the prospectus delivery period; and provided, further, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company through the Representative by or on behalf of any Underwriter expressly for use in the preparation of the Prospectus.

(d)                            This Agreement has been duly authorized, executed and delivered by the Company.

(e)                             The Underwritten Securities have been duly authorized by the Company and, when executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof as contemplated hereby, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject to general principles of equity.

(f)                                    No Conflict, Default, or Violation.  The execution, delivery and performance of this Agreement, the Indenture and any applicable Terms Agreement, and the issuance and sale of the Notes by the Company and compliance with the terms and provisions thereof, will not result in a violation of the Articles of Association of the Company or violate or conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which any of its property or assets is subject.

(g)                                 No Governmental Authorization, Consent or Registration Required.  To the best knowledge of the Company after reasonable inquiry, except for such approvals as have already been obtained, no authorization, consent or approval of, or registration or filing with, any governmental or public body or authority in Sweden or any political subdivision thereof is required for the Company to enter into and perform its obligations under this Agreement, the Indenture and any applicable Terms Agreement or to issue and offer, and to perform its obligations arising under, the Notes.

(h)                                 No Existing Defaults.  Neither the Company nor any of its subsidiaries is in violation of its Articles of Association or in default in the performance or observance of any agreement, indenture or instrument to which it is a party or by which it or any of its property or assets is bound, which would have, individually or in the aggregate, a material adverse effect on the business, financial position or results of operation of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(i)                                     Legal Proceedings.  Other than as may be set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of its property or assets is the subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;  and, to the best knowledge of the Company after reasonable inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(j)                                     Investment Company Act.  The Company is not, nor after giving effect to the transactions contemplated herein will be, an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).

(k)                                  Pari Passu Ranking.  The obligations of the Company to pay the principal of and premium, if any, and interest on the Notes and any and all amounts that become due and payable under this Agreement constitute direct, unconditional and general obligations of the Company and rank and will rank pari passu in priority of payment with all unsecured and unsubordinated indebtedness of the Company.

(l)                                     Independent Public Accountants.  KPMG, who have certified the consolidated financial statements of the Company and its subsidiaries included in the Company’s Form 20-F annual reported incorporated by reference in the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(m)                               Financial Statements.  The consolidated financial statements of the Company and its subsidiaries, together with the related schedules, notes and supplemental information, set forth in the Prospectus, comply in all material respects with the requirements of the Securities Act and interpretations thereof and present fairly in all material respects the financial position, the results of operations and the changes in cash flows of such entities in conformity with generally accepted accounting principles in Sweden (“Swedish GAAP”) at the respective dates or for the respective periods to which they apply; such statements and related schedules, notes and supplemental information have been prepared in accordance with

Swedish GAAP consistently applied throughout the periods involved except as described therein; and the discussion of material differences between Swedish GAAP and generally accepted accounting principles in the United States (“U.S. GAAP”) and the reconciliation of the consolidated financial statements to U.S. GAAP as set forth in the Prospectus, comply in all material respects with the rules and regulations of the Commission relating thereto and present fairly the material differences between Swedish GAAP and U.S. GAAP required to be so presented.

3.                                       Certain Representations of the Underwriters.  Each of the Underwriters represents to and agrees with the Company that: (i) it intends to make a bona fide public offering of the Underwritten Securities and (ii) in connection with the distribution of the Underwritten Securities, it will only offer and sell Underwritten Securities in compliance with any selling restrictions that may be set forth in the Terms Agreement or in the Prospectus, including without limitation any and all selling restrictions set forth under the heading “Underwriting” in the supplement to the Base Prospectus dated the date of the Terms Agreement.

4.                                       Purchase and Delivery of the Underwritten Securities.  The Company shall not be obligated to deliver any Underwritten Securities except upon payment for all Underwritten Securities to be purchased pursuant to this Agreement as hereinafter provided. The obligation of the Underwriters to purchase, and the Company to sell, the Underwritten Securities is evidenced by the Terms Agreement, which specifies the firm or firms that will be Underwriters, the name or names of the Representative, the principal amount or number of the Underwritten Securities to be purchased by each Underwriter, the purchase price or prices to be paid by the Underwriters for the Underwritten Securities and the public offering price or prices, if any, of the Underwritten Securities, whether or not the Underwriters are authorized to solicit institutional investors pursuant to Delayed Delivery Contracts (as defined below) and certain terms thereof and the Underwriters’ compensation therefor and any terms of the Underwritten Securities not already specified in or pursuant to the Indenture. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than fourteen full business days thereafter as the Representative and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place or places of delivery and payment and any details of the terms of offering that should be reflected in the supplement to the Base Prospectus relating to the offering of the Underwritten Securities.  The obligations of the Underwriters to purchase the Underwritten Securities will be several and not joint unless otherwise specified in the Terms Agreement.  It is understood that the Underwriters propose to offer the Underwritten Securities for sale as set forth in the Prospectus.

On the Closing Date, the Company shall deliver the Underwritten Securities to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of same-day funds.

When delivered, the Underwritten Securities shall (unless otherwise specified in the Terms Agreement) be in fully registered form and in such denominations and registered in such names as the Representative shall request in writing not less than three full business days prior to the Closing Date.  For the purpose of expediting the checking and packaging of the Underwritten Securities, the Company shall make the Underwritten Securities available for inspection by the Representative in New York City not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date.

If the Terms Agreement provides for sales of Underwritten Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Underwritten securities pursuant to delayed delivery contracts substantially in the form of Exhibit A attached hereto (“Delayed Delivery Contracts”) with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Company shall have the right, in its sole discretion, to approve or disapprove each such institutional investor. On the Closing Date the Company will pay, as compensation, to the Representative for the account of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal or face amount of Underwritten Securities to be sold pursuant to Delayed Delivery Contracts (“Contract Underwritten Securities”). The Underwriters will not have any responsibility in respect of the validity or the performance of any Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Underwritten Securities will be deducted from the Underwritten Securities to be purchased by the several Underwriters and the aggregate principal or face amount of Underwritten Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal or face amount of Underwritten Securities set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Representative determines that such reduction shall be otherwise than pro rata and so advises the Company in writing. The Company will advise the Representative not later than the third business day prior to the Closing Date of the principal or face amount of Contract Underwritten Securities.

5.                                       Further Agreements of the Company.  The Company further agrees with the several Underwriters, in connection with the offering of the Underwritten Securities:

(a)                                  To furnish promptly to the Representative and to counsel for the Underwriters a conformed copy of the Registration Statement as originally filed and of each amendment thereto (in each case together with all exhibits filed therewith) filed prior to the date of the Terms Agreement or relating to or covering the Underwritten Securities, and a copy of the Prospectus as filed with the Commission.

(b)                                 To advise the Representative promptly of any amendment of or supplement to the Registration Statement or the Prospectus relating to or covering the Underwritten Securities that becomes effective or is filed after the Closing Date, and to furnish the Representative with copies thereof; to file promptly all reports and any information statements required to be filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during the prospectus delivery period; and during such same period to advise the Representative, promptly after it receives notice thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or any document incorporated therein by reference, or the initiation of any stop order proceeding, or any challenge to the accuracy or adequacy of any document incorporated by reference in the Prospectus, (ii) receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction, or the initiation of any proceeding for that purpose or (iii) any request by the Commission for an amendment of or supplement to the Registration Statement, the Prospectus or any document incorporated by reference in any of the foregoing, or for any additional information relating to the Registration

Statement (but only insofar as such amendment, supplement or additional information relates to or covers the Underwritten Securities); and, in the event of the issuance during such period of any such stop order suspending the effectiveness of the Registration Statement or any such order directed to the Prospectus or any document incorporated therein by reference or suspending any such qualification, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

(c)                                  To furnish the Underwriters during the prospectus delivery period with copies of the Prospectus in such quantities as the Representative may from time to time reasonably request; and, if any time during the prospectus delivery period any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, for any other reason, it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the rules and regulations thereunder, to notify the Representative and upon its request promptly to prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment, supplement or other document that will effect such compliance, and to furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of the Prospectus as so amended or supplemented.

(d)                                 As soon as practicable, or in accordance with Rule 158 under the Act, to make generally available to its security holders and to the Representative an earnings statement (which need not be audited) of the Company that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(e)                                  To make every reasonable effort to arrange for the qualification of the Underwritten Securities for offering and sale under the laws of such jurisdictions in the United States as the Representative designates, and to maintain such qualifications in effect during the prospectus delivery period; provided, however, that the Company shall not be obligated (i) to qualify to do business or as a dealer in any jurisdiction, (ii) to execute a general consent to service of process or (iii) to take any other action that would subject it to service of process in suits other than those arising out of the offering or sale of the Notes, or to the imposition of any taxes based on all or any part of the income of the Company, in any jurisdiction.

(f)                                    Except as may otherwise be agreed with the Underwriters, to pay all costs and expenses incident to the performance of the Company’s obligations under this Agreement, including legal fees and expenses, any fees charged by stock exchanges for listings of the Underwritten Securities and investment rating agencies for the rating of the Underwritten Securities, the filing fee, if any, of the National Association of Securities Dealers, Inc. relating to the Underwritten Securities and expenses incurred in printing and distributing the Prospectus to Underwriters; and to reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Underwritten Securities for offering and sale as provided in Section 5(e) hereof, the printing of memoranda relating thereto.  Notwithstanding the foregoing, it is understood that, except as provided in this Section 5(f) and in Sections 5(g) and 7 hereof, the Underwriters shall pay all costs and expenses incident to the performance of their obligations under this Agreement, any transfer taxes on Underwritten Securities that the Underwriters may sell and the expenses of advertising any offering of the Underwritten

Securities by the Underwriters.

(g)                                 If the sale of the Underwritten Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof (other than the conditions set forth in clauses (iii), (iv) and (v) of Section 6 (c) hereof) is not satisfied (other than by reason of a default by any of the Underwriters), or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof (other than by reason of a default by any of the Underwriters), to reimburse the Underwriters severally for all out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters, that shall have been incurred by them in connection with the proposed purchase and sale of the Underwritten Securities.

6.                                       Conditions of the Obligations of the Underwriters.  The respective obligations of the several Underwriters to purchase and pay for the Underwritten Securities are subject to the accuracy, on the date of the Terms Agreement and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions precedent:

(a)                                  The Company shall have furnished to the Representative (i) a letter or letters of KPMG, addressed to the Underwriters and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, to the effect that KPMG are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder, and covering such specified financial information as the Representative may reasonably request and (ii) a letter or letters of KPMG, addressed to the Underwriters and dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, reconfirming and updating the letter or letters furnished pursuant to clause (i).

(b)                                 At or before the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any order directed to any document incorporated by reference in the Prospectus shall have been issued and remain in effect, and no proceeding for that purpose shall be pending or, to the knowledge of the Company or the Representative, threatened by the Commission, and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in the Prospectus, as then amended or supplemented; and any request by the Commission for inclusion or incorporation by reference of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(c)                                  Subsequent to the execution of the Terms Agreement (i) there shall not have occurred any Material Adverse Change, or any development involving a prospective Material Adverse Change, whether or not in the ordinary course of business; (ii) there shall not have occurred any downgrading in the rating of any of the Company’s securities, nor shall any notice have been given of any intended or potential downgrading (or of any review with possible negative implications) in the rating accorded any of the Company’s securities, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act); (iii) there shall not have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of a majority in interest of the Underwriters, including the Representative, impracticable or inadvisable to market the Underwritten Securities or enforce contracts for the sale of the Underwritten Securities; (iv) there shall not have been any change or development involving a prospective change in United States or Swedish taxation directly affecting the Underwritten Securities or the imposition of exchange controls directly affecting the Underwritten Securities; and (v) there shall not have occurred:  a suspension or material limitation by the Commission or any securities exchange of trading in any securities of the Company; a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the National Association of Securities Dealers, Inc. or the over-the-counter market for debt securities in the United States; the declaration of a general moratorium on commercial banking activities by Federal or New York State authorities or by the relevant authorities of any country issuing the currency in which the Underwritten Securities are denominated or payable; or a material description in commercial banking or securities settlement or clearance services in the United States or other relevant jurisdiction.

(d)                                 The Representative shall have received an opinion letter, dated the Closing Date, of Advokatfirman Vinge, Swedish counsel to the Company, satisfactory in form and substance to the Representative, covering the matters set forth in Annex I.  Such counsel shall be entitled to rely, (i) as to all matters of United States federal law and the law of the State of New York, solely upon the opinion of Cleary, Gottlieb, Steen & Hamilton delivered pursuant to paragraph (e) of this Section 6 and (ii) in respect of matters of fact upon certificates of officers of the Company.

(e)                                  The Representative shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel to the Underwriters, an opinion and a letter, dated the Closing Date, satisfactory in form and substance to the Representative, as to such matters as the Underwriters may reasonably require.  Such counsel shall be entitled to rely, (i) as to all matters of Swedish law solely upon the opinion of Vinge delivered pursuant to paragraph (d) of this Section 6 and (ii) in respect of matters of fact upon certificates of officers of the Company.

(f)                                    The Representative shall have received a certificate, dated the Closing Date, of the President, an Executive Director or the Treasurer of the Company, to the effect that, to the best of his or her knowledge after reasonable investigation:

(i)                                     The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part in this Agreement to be performed or satisfied at or prior to the Closing Date;

(ii)                                  No stop order suspending the effectiveness of the Registration Statement has been issued and remains in effect and no proceedings for that purpose are pending or, to the knowledge of such person, threatened to be issued by the Commission, and no order directed to any document incorporated by reference in the Prospectus has been issued and remains in effect or, to the knowledge of each such person, is threatened to be issued by the Commission; and

(iii)                               Since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company, except as set forth in or contemplated by the Prospectus.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as it reasonably requests.

7.                                       Indemnification and Contribution.  (a)                                        The Company shall indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Underwriter may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus consisting of the Base Prospectus together with any preliminary prospectus supplement thereto relating to the offering of the Underwritten Securities that is used prior to the filing of the final prospectus supplement relating thereto (the “Preliminary Prospectus”) or the Prospectus, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each indemnified party for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter expressly for use therein; and provided further, that, as to any Preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any loss, claim, damage, liability or action arising from the sale of Underwritten Securities to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented (for purposes of this paragraph (a), the “Final Prospectus”), to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Final Prospectus, unless such failure resulted from non-compliance by the Company with Section 5(c) hereof. For purposes of the final proviso to the immediately preceding sentence, the term Final Prospectus shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or the Final Prospectus to any person. The foregoing indemnity agreement is in addition to and not in limitation or duplication of any liability or right which the Company may otherwise have to an Underwriter or any person who controls an Underwriter.

(b)                            Each Underwriter agrees severally and not jointly to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act or the Exchange Act, to the same extent (including, without limitation, the reimbursement of expenses) as the foregoing indemnity from the Company to each Underwriter as set forth in paragraph (a) above, but only with reference to written information furnished to the Company through the Representative by or on behalf of such

Underwriter expressly for use in the documents referred to in the foregoing indemnity.  The foregoing indemnity agreement is in addition to and not in limitation or duplication of any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

(c)                                  Promptly after receipt by an indemnified party under paragraph (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such paragraph (except to the extent that the indemnifying party was materially prejudiced by such omission) or otherwise.  If any such action is brought against any indemnified party and such party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifiying party).  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (except for reasonable costs of investigation).  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party (or such other release of the indemnified party as shall be satisfactory to the indemnified party) from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                            In order to provide just and equitable contribution in circumstances where the indemnification provided for in this Section 7 is for any reason held to be unavailable to, or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above, in respect of any loss, claim, damage or liability, or action in respect thereof, referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Underwritten Securities to which such loss, claim, damage, liability or action relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under paragraph (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such loss, claim, damage or liability (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the

Company bear to the total underwriting discounts and commissions received by such Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this paragraph (d). The amount paid or payable by an indemnified party as a result of any loss, claim, damage, liability or action referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating or defending against such loss, claim, damage, liability or action. Notwithstanding any other provisions of this paragraph (d), no Underwriter shall be obligated to contribute in the aggregate any amount in access of the amount by which the total public offering price of the Underwritten Securities purchased by such Underwriter under this Agreement exceeds the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint.  For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, shall have the same rights to contribution as the Company.

8.                                       Default of Underwriters.  If one or more Underwriters default in their obligations to purchase Underwritten Securities under this Agreement (“Defaulted Securities”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Underwriters, or any other persons, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements are not completed within such 24-hour period, then:

(i)                                     if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Notes agreed to be purchased in such transaction by all Underwriters, then the nondefaulting Underwriter or Underwriters shall be obligated to purchase the entire aggregate principal amount of the Defaulted Securities in the proportions that it or their respective underwriting obligations under the applicable agreement to purchase such Notes as principal bear to the underwriting obligations of all nondefaulting Underwriters under this Agreement; or

(ii)                                  if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Notes agreed to be purchased in such transaction by all Underwriters, then the nondefaulting Underwriter or Underwriters shall not be under any obligation to purchase any of the Notes agreed by the Underwriters to be purchased under this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or Underwriters.

In the event of a default by any Underwriter as set forth in this Section 8 which does not result in the termination of the applicable Terms Agreement, the Closing Date may be postponed for such period not exceeding seven days as the Representative may determine in order to effect any necessary changes in the Prospectus or in any other document or arrangement.

As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8. Nothing herein will relieve a defaulting Underwriter from its liability to the Company or any non-defaulting Underwriter for its default hereunder.  The respective commitments of the several Underwriters for the purposes of this Section 8 shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the principal amounts of Underwritten Securities set forth opposite their names in Schedule I to the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

The foregoing obligations and agreements set forth in this Section 8 will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

9.                                       Survival of Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or incorporated by reference in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter, the Company or any of its representatives, officers or directors or controlling persons, and will survive delivery of and payment for the Underwritten Securities. If the obligations of the Underwriters with respect to any offering of Underwritten Securities are terminated pursuant to Section 8 hereof or if for any reason the purchase of the Underwritten Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 hereof and the obligations of the Company and the Underwriters pursuant to Section 7 hereof shall remain in effect.

10.                                 Authority of Representative; Notices.  In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representative.

All statements, requests, notices and agreements hereunder shall be in writing; and, if to the Underwriters, shall be sufficient in all respects if delivered or sent by registered mail to the address of the Representative as set forth in the Terms Agreement; and, if to the Company, shall be sufficient in all respects if delivered or sent by registered mail to:

AB Svensk Exportkredit

(Swedish Export Credit Corporation)

Västra Trädgårdsgatan 11 B

P.O. Box 16368,

S-103 27 Stockholm, Sweden

Attention:  Capital Markets

Telecopier:  46-8-203894; telex:  12166 SEK S.

11.                                 Termination.  (a)         The Representative may terminate this Agreement, immediately upon notice to the Company, if at any time since the date hereof and prior to the delivery of and payment for the Underwritten Securities on the Closing Date.

(i)                                     there has been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising in the ordinary course of business, or

(ii)                                  there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes, or

(iii)                               there has occurred:  a suspension or material limitation of trading in any securities of the Company by the Commission or any securities exchange; a suspension or material limitation of trading generally on the New York Stock Exchange, the National Association of Securities Dealers Inc. or the over-the-counter  market for debt securities in the United States; the declaration of a general moratorium on commercial banking activities by Federal or New York State authorities; or a material disruption in commercial banking or securities settlement or clearance services in the United States or other relevant jurisdiction, or

(iv)                              there has been any downgrading (or any notice has been given of any intended or potential downgrading or of any review with possible negative implications) in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436 (g) (2) under the Securities Act, or

(v)                                 there has been any change or development involving a prospective change in United States or Swedish taxation directly affecting the Underwritten Securities or the imposition of exchange controls directly affecting the Underwritten Securities or

(vi)                              there shall have come to the Representative’s attention any fact that causes the Representative to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Underwritten Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

(b)                                 Liability Upon Termination.  In the event of any such termination, none of the parties will have any liability to the other parties hereto, except that the Company will reimburse the Representative for all out-of-pocket expenses incurred by or on behalf of the Representative in connection with the Agreement and the indemnification and contribution agreements set forth in Sections 7 and 8 shall remain in effect.

12.                                 Successors.  This Agreement will inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13.                                 Submission to Jurisdiction.  The Company (i) agrees that any legal suit, action or proceeding based on this Agreement brought by any Underwriter or any person controlling any Underwriter may be instituted in any federal or state court in the County of New York, the State of New York, (ii) to the fullest extent permitted by applicable law, waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.  The Company has designated and appointed the Swedish Consulate-General located in the Borough of Manhattan, The City of New York, currently having its address at

One Dag Hammarskjold Plaza

885 Second Avenue

New York, New York 10017

, and shall be taken and held to be valid personal service upon the Company as its authorized agent (the “Authorized Agent”) upon which process may be served in any such action or proceeding and agrees such count that service of process upon said Swedish Consulate-General, together with written notice of said service to the Company (delivered to its Legal Counsel at its principal office in Stockholm, Sweden), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action, including the execution and filing of any and all documents and instruments, as may be necessary to continue such designation and appointment of said Swedish Consulate-General in full force and effect.  Notwithstanding the foregoing, any action based on this Agreement may be instituted by any Underwriter or any person controlling any Underwriter in any competent court in Sweden.

The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any legal suit, action or proceeding by any Underwriter relating in any way to this Agreement which may be instituted in any federal or state court in The City of New York or in any other country or jurisdiction by any Underwriter or any person controlling any Underwriter, and the Company will not raise or claim or cause to be pleaded any such immunity at or in respect of any such legal suit, action or proceeding.

14.                                 Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York for all purposes, except that matters relating to the authorization and execution by the Company of this Agreement shall be governed by the law of Sweden.

15.                                 Headings.  The headings contained in this Agreement have been inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

16.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

EXHIBIT A

AB SVENSK EXPORTKREDIT

(Swedish Export Credit Corporation)

Debt Securities

DELAYED DELIVERY CONTRACT

[Insert Closing Date]

AB Svensk Exportkredit

(Swedish Export Credit Corporation)

Västra Trädgårdsgatan 11 B

P.O. Box 16368

S-103 27 Stockholm

Sweden

Dear Sirs:

The undersigned, duly authorized to do so, hereby agrees to purchase from AB Svensk Exportkredit (Swedish Export Credit Corporation), a Swedish joint stock company (the “Company”), and the Company hereby agrees to sell to the undersigned: [$                   aggregate principal amount of the Company’s                                 (the “Securities”)] [                   of the Company’s                                 (the “Securities”)].  The Securities are offered by the Company’s prospectus dated            , 20         , as supplemented by the prospectus supplement dated          , 20               (collectively, the “Prospectus”), receipt of a copy of which is hereby acknowledged.  The undersigned hereby agrees to purchase the Securities at a purchase price of [               % of the principal amount thereof plus accrued interest from           , 20             to the Delivery Date (as defined in the next paragraph)] [$                        per Security] and on the further terms and conditions set forth in this Contract.  The undersigned does not contemplate selling the Securities prior to making payment therefor.

Payment for and delivery of the Securities to be purchased by the undersigned shall be on              , 20          , herein called the “Delivery Date”.

Payment for the Securities that the undersigned has agreed to purchase for delivery on the Delivery Date shall be made to the Company or its order by [specific method and funds of payment] [certified or official bank check in [New York] Clearing House (same day) funds] a the office of                                     at P.M., or by wire transfer to a bank account specified by the Company on the Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned for delivery on such Delivery Date in fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to Delivery Date.

It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the

Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on the Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at the Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters such [principal amount] [number] of the Securities as is to be sold to them pursuant to the Terms Agreement dated           , 20            between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Securities pursuant to other contracts similar to this Contract. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Underwriters in connection therewith.

By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the acceptance of any Delayed Delivery Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

This Contract shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

(Name of Purchaser)

By
(Signature)

(Title of Signatory)

(Address of Purchaser)

Accepted, as of the above date.

AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)

By
Title:

PURCHASER - PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows (please print):

Name	Telephone No. (including Area Code)

ANNEX I

[Form of Opinion Letter of Advokatfirman Vinge, Swedish Counsel to the Company]

(i)                                     The Company is a public joint stock company duly organized and validly existing under the laws of Sweden; each of its subsidiaries is a private joint stock company duly organized and validly existing under the laws of Sweden; and the Company and each of its subsidiaries has the corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii)                                  The Indenture has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms under the laws of Sweden, subject to applicable Swedish bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity;

(iii)                               The Securities have been duly authorized and, when executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Terms Agreement and by the Indenture, will constitute valid and legally binding unsecured general obligations of the Company enforceable in accordance with their terms under the laws of Sweden and entitled to the benefits provided by the Indenture, subject to applicable Swedish bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject to general principles of equity;

(iv)                              The Securities will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company for borrowed money;

(v)                                 To the best of our knowledge after reasonable inquiry, the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and the authorized and issued share capitalization of the Company is as set forth in the Prospectus;

(vi)                              The Terms Agreement has been duly authorized, executed and delivered by the Company;

(vii)                           The execution, delivery and performance of the Terms Agreement and the Indenture, and the issuance and sale of the Securities by the Company and compliance with the terms and provisions thereof, will not violate or conflict with the provisions of the Articles of Association of the Company, the Swedish Companies Act, the Swedish Financing Business Act, or the Swedish Credit Companies Act, or any other law or administrative regulation of Sweden or any decree of any court therein applicable to the Company, which decree is known to us after reasonable inquiry with respect thereto, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company;

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(viii)                        The execution, delivery and performance of the Terms Agreement and the Indenture, and the issuance and sale of the Securities by the Company and compliance with the terms and provisions thereof, will not violate or conflict with or constitute a default under the provisions of any indenture, deed of trust, mortgage, or other agreement or instrument known to us, after reasonable inquiry with respect thereto, to which the Company is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company;

(ix)                                The following statements with respect to Swedish law, regulations and taxation set forth in the Prospectus or incorporated therein by reference are accurate in all material respects:

[List of statements]

(x)                                   All corporate authorizations necessary under the laws and regulations of Sweden for the Company to enter into and perform all of its obligations under the Terms Agreement and the Indenture and to create, issue, sell and deliver the Securities and to perform all of its obligations thereunder have been obtained;

(xi)                                Except for such approvals as have already been obtained, no authorization, consent or approval of, or registration or filing with, any governmental or public body or authority in Sweden or any political subdivision thereof is required for the Company to enter into and perform its obligations under the Terms Agreement and the Indenture or to issue and offer, and to perform its obligations arising under, the Securities;

(xii)                             Under the laws of Sweden, the Company would not be entitled to plead, or cause to be pleaded on its behalf, sovereign immunity from the jurisdiction of, or the execution or enforcement of any judgment of, the courts of Sweden in respect of any action relating to the payment of any amounts payable under or by virtue of the Securities, the Indenture or the Terms Agreement;

(xiii)                          Under the laws of Sweden, the choice of New York law in the Notes, the Indenture and the Agency Agreement is a valid choice of law, and the Company’s submission to jurisdiction, consent to service of process and appointment of an agent for service of process, in each case as set forth in the Notes, the Indenture and the Terms Agreement, are valid and effective;

(xiv)                         Neither the execution nor the delivery of the Indenture or the Securities nor any payments to the Agents contemplated in the Terms Agreement are subject to any taxes, duties or other charges imposed by or on behalf of Sweden or any political, subdivision or taxing authority thereof or therein (other than any such taxes, duties or other charges imposed upon any Agent by reason of any relationship with or activity within Sweden other than such Agent’s participation in transactions under the Terms Agreement);

(xv)                            The Company is not required to deduct or withhold any tax or other charge imposed by Sweden from any payment due or to become due in respect of the Securities to residents of the United States;

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(xvi)                         To the best of our knowledge after reasonable inquiry, there are no material legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is subject; and to the best of our knowledge after reasonable inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

(xvii)                      A holder in respect of any Security, the Trustee in respect of the Indenture and any Purchaser in respect of the Terms Agreement is each entitled to sue as plaintiff in the Swedish courts for the enforcement of its respective rights against the Company; and such access to Swedish courts will not be subject to any conditions that are not applicable to residents of Sweden, a Swedish subject or a company incorporated in any part of Sweden except that (A) a Swedish court has power to stay an action where it is shown that it can, without injustice to the plaintiff, be tried in a more convenient forum and (B) under the applicable rules of procedure a Swedish court may, at its discretion after request of the defendant, order a plaintiff in an action, if such plaintiff is not ordinarily resident in some part of Sweden, to provide security for costs; and

(xviii)                   A judgment entered against the Company in the courts of the State of New York would not be recognized or enforceable in the Kingdom of Sweden as a matter of right without a retrial on the merits (but would be of some persuasive authority as a matter of evidence before the courts of law, administrative tribunals or executive or other public authorities of the Kingdom of Sweden). However, there is Swedish case law to indicate that such judgments:

(I)                                    that are based on contract among the parties excluding the jurisdiction of the courts of the Kingdom of Sweden,

(II)                                that were rendered under observance of due process,

(III)                            against which there lies no further appeal, and

(IV)                            the recognition of which would not manifestly contravene fundamental principles of the legal order, or the public policy, of the Kingdom of Sweden,

should be acknowledged without retrial on the merits.

We have not prepared any documents incorporated by reference in the Prospectus, but we have discussed such documents with the Company prior to their filing with the Commission; and, based upon our examination of the Registration Statement and the Prospectus, our investigations made in connection with the preparation of the Registration Statement and the Prospectus and our participation in the discussions referred to above, we have no reason to believe (other than with respect to the financial statements and schedules and other financial and statistical data relating to the Company contained or incorporated by reference in the Registration Statement or in the Prospectus or in any documents incorporated by reference in the Registration Statement or in the Prospectus, as to which we express no view) that (A) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or (B) the Prospectus or any amendment thereof or supplement thereto (including any documents incorporated therein by reference), as of their respective issue dates (and, with respect to any document incorporated by reference therein and filed subsequent to any such issue date, as of the date of filing of such document) and as of the date of this opinion letter

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includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading.

Very truly yours,

ADVOKATFIRMAN VINGE

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